UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 MARCH 20, 2003
                                 Date of Report
                        (Date of earliest event reported)

                              EVOLVE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


           000-31155                                      94-3219745
     (Commission File No.)                  (IRS Employer Identification Number)


                          150 SPEAR STREET, 11TH FLOOR
                         SAN FRANCISCO, CALIFORNIA 94105
                    (Address of Principal Executive Offices)

                                  415-229-3700
              (Registrant's Telephone Number, Including Area Code)


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ITEM  2.     DISPOSITION  OF  ASSETS
--------     -----------------------

     On April 24, 2003, Evolve Software, Inc., a Delaware corporation (the "Company") completed a sale of substantially all of its assets (the "Asset Sale") to Primavera Systems, Inc. ("Purchaser") pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of March 19, 2003, by and among Primavera Software, Inc., a Pennsylvania corporation ("Parent"), Purchaser, a Pennsylvania corporation and a wholly-owned subsidiary of Parent, and the Company, Amendment #1 to the Asset Purchase Agreement dated March 26, 2003 and Amendment #2 to the Asset Purchase Agreement dated April 23, 2003 (collectively, the "Purchase Agreements"). The Purchase Agreements are attached hereto as Exhibits 2.1, 2.2 and 2.3.

     Subject to the adjustment provisions of the Purchase Agreements, Purchaser paid to Seller $8,789,057 in cash on April 24, 2003 and assumed certain liabilities of the Company. The above sale was approved by the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on April 23, 2003.

     The Company expects that after paying off its creditors and winding down its operations, it will have about $6 million to distribute to the holders of its Series B Preferred Stock and will not have any assets to deliver to the holders of its Series A Preferred Stock or Common Stock. In addition, unless required to do so, the Company does not intend to file its quarterly and annual reports on Forms 10-Q and 10-K in the future and instead anticipates that it will file only current reports on Form 8-K containing its monthly reports delivered to the Bankruptcy Court pursuant to Section 2015 of the Bankruptcy Code within 15 days after the filing of such reports with the Bankruptcy Court. The Company will discontinue filing such current reports at such time as they are no longer required to be filed.

     The Company's failure to file quarterly and annual reports on Forms 10-Q and 10-K within the time periods required by Securities and Exchange Commission rules and regulations means that the Company will not be deemed "current" for purposes of Rule 144 promulgated under the Securities Act of 1933. After becoming delinquent in its reporting obligations, the Company's common stock ticker symbol will be appended with an "E" to indicate that it's delinquent, and will thereafter be subject to removal from the OTC Bulletin Board following the applicable grace period of 30 to 60 days.

ITEM  3.      BANKRUPTCY  OR  RECEIVERSHIP
--------      ----------------------------

     On March 20, 2003, the Company, along with certain of its subsidiaries, filed voluntary petitions for Chapter 11 bankruptcy protection in the Bankruptcy Court. These cases are being jointly administered under case number 03-10841
(PJW). No trustee, receiver or examiner has been appointed, and the Company and its subsidiaries will act as a debtors-in-possession while being subject to the supervision and orders of the Bankruptcy Court.

     The Company expects that the winding down of its operation and distribution of its remaining assets to creditors and its Series B Preferred stockholders will be completed by the end of summer 2003 by confirmation of a Chapter 11 plan by the Bankruptcy Court. At the time the liquidation is completed through confirmation of such plan, the Company intends to file a Form 15 with the Securities and Exchange Commission suspending its duty to file reports under the Securities Exchange Act of 1934, and as a result of the final liquidation of the Company and confirmation of the plan, the Common Stock, Series A Preferred Stock and Series B Preferred Stock will cease to exist.

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ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS
--------     ------------------------------------

          (c)     Exhibits

          2.1 Asset Purchase Agreement, dated as of March 19, 2003, by and among Primavera Software, Inc., Primavera Systems, Inc. and the Company.

          2.2       Amendment  #1  to  the Asset Purchase Agreement, dated March
                    26, 2003, by and among Primavera Software, Inc., Primavera Systems, Inc. and the Company.

          2.3       Amendment  #2  to  the Asset Purchase Agreement, dated April
                    23, 2003, by and among Primavera Software, Inc., Primavera Systems, Inc. and the Company.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 25, 2003                  EVOLVE  SOFTWARE,  INC.


                                       By:  /s/  Linda  Zecher
                                            -----------------------------------
                                            Linda  Zecher
                                            President & Chief Executive Officer

                                INDEX TO EXHIBITS


     EXHIBIT
     NUMBER    DESCRIPTION
     ------    -----------------------------------------------------------------

      2.1 Asset Purchase Agreement, dated as of March 19, 2003, by and among Primavera Software, Inc., Primavera Systems, Inc. and the Company.

      2.2 Amendment #1 to the Asset Purchase Agreement, dated March 26, 2003, by and among Primavera Software, Inc., Primavera Systems, Inc. and the Company.

      2.3 Amendment #2 to the Asset Purchase Agreement, dated April 23, 2003, by and among Primavera Software, Inc., Primavera Systems, Inc. and the Company.


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